Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statement (Form S-8 No. 333-201816) pertaining to the 2014 Equity Incentive Plan, 2015 Equity Incentive Plan and 2015 Employee Stock Purchase Plan of Decoy Therapeutics Inc. (formerly known as Flex Pharma, Inc.);
(2)
Registration Statement (Form S-8 Nos. 333-210283, 333-216534, 333-223499, 333-230104, 333-246310, 333-262896, and 333-269801) pertaining to the 2015 Equity Incentive Plan and 2015 Employee Stock Purchase Plan of Decoy Therapeutics Inc. (formerly known as Salarius Pharmaceuticals, Inc.);
(3)
Registration Statement (Form S-3 No. 333-252169) of Decoy Therapeutics Inc. (formerly known as Salarius Pharmaceuticals, Inc.);
(4)
Registration Statement (Form S-1 No. 333-235879) of Decoy Therapeutics Inc. (formerly known as Salarius Pharmaceuticals, Inc.);
(5)
Registration Statement (Form S-1MEF No. 333-236306) of Decoy Therapeutics Inc. (formerly known as Salarius Pharmaceuticals, Inc.);
(6)
Registration Statement (Form S-3 No. 333-265535) of Decoy Therapeutics Inc. (formerly known as Salarius Pharmaceuticals, Inc.);
(7)
Registration Statement (Form S-3 No. 333-266589) of Decoy Therapeutics Inc. (formerly known as Salarius Pharmaceuticals, Inc.);
(8)
Registration Statement (Form S-3 No. 333-272249) of Decoy Therapeutics Inc. (formerly known as Salarius Pharmaceuticals, Inc.);
(9)
Registration Statement (Form S-1 No. 333-283828) of Decoy Therapeutics Inc. (formerly known as Salarius Pharmaceuticals, Inc.);

(10) Registration Statement (Form S-3 No. 333-289646) of Decoy Therapeutics Inc. (formerly known as Salarius Pharmaceuticals, Inc.);

of our report dated March 31, 2026, with respect to the consolidated financial statements of Decoy Therapeutics Inc. included in this Annual Report (Form 10-K) of Decoy Therapeutics Inc. for the year ended December 31, 2025.

/s/ Ernst & Young LLP

Houston, Texas

March 31, 2026